                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Scientific-Atlanta, Inc.'s Form S-8 Registration Statement of our report dated August 5, 1997, appearing on page 13 of Scientific-Atlanta, Inc.'s Form 10-K for the year ended June 27, 1997.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 4, 1998